Exhibit 99.1

Cash America Announces Increase in Third Quarter Earnings and Declares Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--October 29, 2015--Cash America International, Inc. (NYSE: CSH) announced today that net income from continuing operations for the third quarter of 2015 was $5,038,000 (19 cents per share) compared to a net loss from continuing operations of $9,370,000 (loss of 32 cents per share) for the third quarter of 2014. Included in the prior year’s reported net income from continuing operations for the third quarter of 2014, was a loss on the divestiture of non-strategic operations, a loss on early extinguishment of debt, and severance and other employee-related costs for administrative and operations staff reductions, which in aggregate reduced net income by $17.3 million before taxes ($14.1 million, or 48 cents per share, after taxes). When excluding these expenses in the prior year, adjusted net income from continuing operations, a non-GAAP measure, for the third quarter of 2014 was $4.7 million (16 cents per share). Net income per share from continuing operations for the third quarter of 2015 of $0.19 is up 19% compared to the adjusted net income per share from continuing operations for the third quarter of the prior year of $0.16 and is near the top of the Company’s published guidance range of between $0.17 and $0.20 as indicated in its press release dated July 30, 2015.

Consolidated net revenue was $135.0 million for the third quarter of 2015, compared to $144.1 million for the third quarter of 2014. Net revenue in the third quarter of 2014 included the results of the Company's Mexico-based pawn business, which was sold in the third quarter of 2014. The Company’s net revenue from domestic operations was $135.0 million for the third quarter of 2015, compared to $142.2 million for the third quarter of 2014, with the largest component of the decrease due to the Company’s decision to eliminate and de-emphasize unsecured consumer loans in many of its locations, which reduced net revenue in the third quarter of 2015 compared to the prior year. Consumer loan fees represented only about 8.5% of the Company’s consolidated total revenue for the third quarter of 2015. Also impacting the net revenue comparison to the prior year domestic results was lower gross profit generated on commercial disposition activities due to the Company’s shift in emphasis to predominantly in-store retail activities which are seasonally weighted to the fourth and first quarter selling periods.

While net revenue from the Company's domestic operations for the third quarter of 2015 was 5% below the prior year's third quarter results, lower operating expenses produced an increase in reported domestic operating income, which was $11.5 million for the third quarter of 2015, compared to $4.4 million for the third quarter of 2014. Excluding expenses for severance and other employee-related costs for administrative and operations staff reductions incurred during the third quarter of 2014 related exclusively to domestic operations, which were $6.1 million, the adjusted domestic operating income, a non-GAAP measure, for the third quarter of 2014 would have been $10.6 million, and the increase in domestic operating income in the third quarter of 2015 compared to the same quarter in 2014 would have been 9%.

Commenting on the third quarter results, Daniel R. Feehan, Chief Executive Officer of Cash America, said, “The third quarter of 2015 was expected to be a challenging year over year comparison for us and we are pleased that we were able to produce a meaningful increase in earnings in 2015 compared to the prior year. More importantly, we finished the quarter well positioned for the fourth quarter selling season.”

Through the nine months ended September 30, 2015, the Company has repurchased 3,258,166 shares of its common stock, at an average price of approximately $24.75 per share, under its 4.0 million share repurchase authorization announced on January 29, 2015. These stock repurchases represent approximately 11% of the Company’s fully diluted shares as of December 31, 2014. During the third quarter of 2015, the Company repurchased 925,936 shares in open market transactions.

As of September 30, 2015 there were 741,834 shares remaining on the January 2015 authorization. Additionally, on October 28, 2015, the Company’s Board of Directors approved a new share repurchase program for the repurchase of an additional 3.0 million shares of the Company’s common stock, which will take effect once all shares under the January 2015 4.0 million share repurchase authorization have been repurchased. The Company ended the third quarter with $19.8 million in cash and $258.2 million in available borrowings remaining under its $280 million line of credit.

For the nine months ended September 30, 2015, the Company reported net income from continuing operations of $15.0 million (54 cents per share) compared to a net loss of $17.9 million (loss of 62 cents per share) for the same period in 2014. Included in the reported net income for the nine months ended September 30, 2015 is a gain on disposition of equity securities, a loss on early extinguishment of debt and severance and other employee-related costs for administrative and operations staff reductions, which in aggregate reduced income by $0.2 million before taxes ($0.1 million, or 1 cent per share, after taxes). When excluding these items, adjusted net income from continuing operations, a non-GAAP measure, was $15.1 million (55 cents per share) for the nine months ended September 30, 2015 and represents a 116% increase compared to adjusted net income from continuing operations, a non-GAAP measure, of $7.0 million (24 cents per share) for the nine months ended September 30, 2014, which excludes a loss on early extinguishment of debt, a loss on the divestiture of non-strategic operations, severance and other employee-related costs for administrative and operations staff reductions, and litigation settlement expenses that in aggregate reduced reported net income by $34.5 million before taxes ($24.9 million, or 86 cents per share, after taxes) for the nine months ended September 30, 2014.

Consolidated net revenue was $416.0 million for the nine months ended September 30, 2015, compared to $437.8 million for the same period in 2014. Net revenue in the nine months ended September 30, 2014 included the results of the Company's Mexico-based pawn lending business. The Company's net revenue from domestic operations was $416.0 million for the nine months ended September 30, 2015, compared to $430.0 million for the same period in 2014. Consistent with the third quarter of 2015, the domestic business produced an increase in reported operating income while overcoming lower total and net revenue. The Company's domestic operations generated an increase in domestic operating income, which reached $34.4 million for the nine months ended September 30, 2015 compared to $23.3 million for the nine months ended September 30, 2014.

Cash America will host a conference call to discuss the third quarter results on Thursday, October 29, 2015, at 7:00 AM CDT. A live web cast of the call will be available on the Investor Relations section of the Company’s corporate web site http://www.cashamerica.com. To listen to the live call, please go to the web site at least fifteen minutes prior to the call to register, download, and install any necessary audio software.

Additionally, the Company announced that the Board of Directors, at its regularly scheduled quarterly meeting, declared a $0.05 (5 cents) per share cash dividend on common shares outstanding. The dividend will be paid at the close of business on November 25, 2015 to shareholders of record on November 11, 2015.

Outlook for the Fourth Quarter of 2015 and 2016 Fiscal Year

Management believes that the opportunities for growth in revenue and earnings will be largely associated with customer demand for the credit products provided by the Company, which predominately take the form of pawn loans, and their ability to sell unredeemed collateral. Since the fourth quarter includes the seasonally important holiday selling season, results will be affected by consumer spending sentiment during the period. Management expects growth in the Company’s pawn lending business, but at moderate levels for the remainder of 2015 and the first half of 2016.

Based on its views and on the preceding factors, management expects net income per share for the fourth quarter of 2015 to be between $0.45 and $0.51 per share compared to net income from continuing operations of $0.26 per share in the fourth quarter of 2014. During the fourth quarter of 2014, the Company incurred $0.9 million in after-tax expenses ($0.03 per share) related to a corporate reorganization expenses to create ongoing operating efficiencies. Excluding the $0.9 million of after-tax expense items incurred in the fourth quarter of 2014, adjusted net income from continuing operations, a non-GAAP measure, would have been $8.4 million ($0.29 per share) for the fourth quarter of 2014.

At this time, management adjusts and narrows its previously reported expectations for its fiscal year 2015 adjusted EBITDA of an anticipated range of between $113 to $120 million, which management estimates will generate between $0.99 and $1.05 in adjusted net income per share from continuing operations. This compares to a reported net loss from continuing operations of $0.36 per share for fiscal year 2014, which included unusual items totaling $0.89. Adding back the $0.89 incurred during 2014, adjusted net income from continuing operations, a non-GAAP measure, for the year ended December 31, 2014 would have been $0.53 per share. The expense items in 2014 that generated the $0.89 per share were related to a loss on the divestiture of non-strategic operations, a loss on early extinguishment of debt, severance and other employee-related costs for administrative and operations staff reductions, and expenses related to a legal settlement.

Based on its current views of the coming year, management establishes its initial anticipated range of adjusted EBITDA, of between $124 to $132 million for fiscal 2016, which management estimates will generate between $1.25 and $1.45 in net income per share from continuing operations.

About the Company

As of September 30, 2015 Cash America International, Inc. (the “Company”) operated 903 total locations offering specialty financial services to consumers, which included the following:

  825 lending locations in 20 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;” and
  78 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 12 states in the United States under the name “Mr. Payroll.”

For additional information regarding the Company and the services it provides, visit the Company’s website located at: http://www.cashamerica.com or its mobile app, which may be downloaded without cost from the App Store℠ and on Google Play™. App Store is a service mark of Apple Inc. and Google Play is a trademark of Google Inc.

Non-GAAP Measures

The Non-GAAP Disclosure sections included in the attachments to this press release contain a reconciliation of non-GAAP information and a discussion of the reasons why the Company’s management believes that presentation of the non-GAAP financial measures discussed above provide useful information to investors regarding the Company’s financial condition and results of operations.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in laws, rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau, including the effect of and compliance with a consent order the Company entered into with the Consumer Financial Protection Bureau in November 2013; accounting and income tax risks related to goodwill and other intangible asset impairment, certain tax positions taken by the Company and other accounting matters that require the judgment of management; the Company’s ability to attract and retain qualified executive officers; the effect of any current or future litigation proceedings, including an unfavorable outcome in an outstanding lawsuit relating to the Company’s 5.75% Senior Notes due 2018 even though the Company believes the lawsuit is without merit and will vigorously defend its position, and any judicial decisions or rule-making that affects the Company, its products or the legality or enforceability of its arbitration agreements; decreased demand for the Company’s products and services and changes in competition; fluctuations in the price of gold and changes in economic conditions; public perception of the Company’s business and the Company’s business practices; risks related to the Company’s financing, such as compliance with financial covenants in the Company’s debt agreements, the Company’s ability to satisfy its outstanding debt obligations, to refinance existing debt obligations or to obtain new capital; risks related to interruptions to the Company’s business operations, such as a prolonged interruption in the Company’s operations of its facilities, systems or business functions, cyber-attacks or security breaches or the actions of third parties who provide, acquire or offer products and services to, from or for the Company; risks related to the expansion and growth of the Company’s business, including the Company’s ability to open new locations in accordance with plans or to successfully integrate newly acquired businesses into its operations; risks related to the 2014 spin-off of the Company’s former E-Commerce Division that comprised its e-commerce segment, Enova International, Inc.; fluctuations in the price of the Company’s common stock; the effect of any of the above changes on the Company’s business or the markets in which the Company operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
HIGHLIGHTS OF CONSOLIDATED RESULTS OF OPERATIONS
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Consolidated Operations:
Total Revenue	$241,190	$267,010	$749,416	$805,253
Net Revenue	134,960	144,103	416,042	437,825
Total Expenses	123,469	144,717	381,990	421,171

Income (Loss) from Operations	$11,491	$(614)	$34,052	$16,654
Income (Loss) from Continuing Operations before Income Taxes	8,096	(10,930)	24,113	(20,920)

Net Income (Loss) from Continuing Operations	5,038	(9,370)	14,954	(17,879)

Net Income from Discontinued Operations, Net of Tax(a)	—	19,286	—	94,503

Net Income Attributable to Cash America International, Inc.	$5,038	$9,916	$14,954	$76,624

Earnings Per Share:
Basic Earnings Per Share
Net Income (Loss) from Continuing Operations	$0.19	$(0.32)	$0.54	$(0.62)
Net Income from Discontinued Operations(a)	$—	$0.66	$—	$3.28
Net Income Attributable to Cash America International, Inc.(b)	$0.19	$0.34	$0.54	$2.66
Diluted Earnings Per Share
Net Income (Loss) from Continuing Operations	$0.19	$(0.32)	$0.54	$(0.62)
Net Income from Discontinued Operations(a)	$—	$0.66	$—	$3.22
Net Income Attributable to Cash America International, Inc.(b)	$0.19	$0.34	$0.54	$2.61

Weighted average common shares outstanding:
Basic	26,539	29,186	27,511	28,808
Diluted	26,773	29,312	27,675	29,371

(a) Includes the operations of Enova International, Inc. (“Enova”), the wholly-owned subsidiary of Cash America International, Inc. (the “Company”) that the Company spun-off on November 13, 2014. Prior to the spin-off, Enova comprised the e-commerce segment of the Company.

(b) Earnings per share amounts included in this information may not sum due to rounding difference.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share information)
(Unaudited)
	September 30,		December 31,
	2015	2014	2014
Assets
Current assets:
Cash and cash equivalents	$19,811	$19,291	$53,042
Pawn loans	257,241	264,612	252,168
Merchandise held for disposition, net	234,227	215,263	212,849
Pawn loan fees and service charges receivable	53,470	54,501	53,648
Consumer loans, net	30,648	44,531	44,853
Income taxes receivable	1,476	—	8,881
Prepaid expenses and other assets	24,078	34,562	21,377
Deferred tax assets	—	9,562	—
Investment in equity securities	66,354	—	131,584
Current assets of discontinued operations	—	447,187	—
Total current assets	687,305	1,089,509	778,402
Property and equipment, net	174,572	209,784	201,054
Goodwill	487,569	488,700	487,569
Intangible assets, net	40,916	47,472	45,828
Other assets	9,497	10,560	9,594
Noncurrent assets of discontinued operations	—	267,689	—
Total assets	$1,399,859	$2,113,714	$1,522,447
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$72,981	$69,410	$74,331
Customer deposits	21,302	19,271	17,314
Income taxes currently payable	—	1,414	—
Current deferred tax liabilities	4,967	—	27,820
Current liabilities of discontinued operations	—	85,295	—
Total current liabilities	99,250	175,390	119,465
Deferred tax liabilities	69,454	64,968	72,432
Other liabilities	747	1,019	878
Long-term debt	206,239	206,022	196,470
Noncurrent liabilities of discontinued operations	—	539,782	—
Total liabilities	$375,690	$987,181	$389,245
Equity:
Common stock, $0.10 par value per share, 80,000,000 shares authorized, 30,235,164 shares issued	3,024	3,024	3,024
Additional paid-in capital	85,475	87,718	86,388
Retained earnings	1,041,218	1,091,629	1,030,387
Accumulated other comprehensive income	30,060	2,073	71,959
Treasury shares, at cost (4,604,936 shares, 1,379,345 shares and 1,428,495 shares as of September 30, 2015 and 2014, and as of December 31, 2014, respectively)	(135,608)	(57,911)	(58,556)
Total equity	1,024,169	1,126,533	1,133,202
Total liabilities and equity	$1,399,859	$2,113,714	$1,522,447

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue
Pawn loan fees and service charges	$82,435	$85,313	$236,647	$246,490
Proceeds from disposition of merchandise	136,666	155,087	447,582	478,314
Consumer loan fees	20,543	24,831	60,173	74,490
Other	1,546	1,779	5,014	5,959
Total Revenue	241,190	267,010	749,416	805,253
Cost of Revenue
Disposed merchandise	98,881	114,293	316,825	343,367
Consumer loan loss provision	7,349	8,614	16,549	24,061
Total Cost of Revenue	106,230	122,907	333,374	367,428
Net Revenue	134,960	144,103	416,042	437,825
Expenses
Operations and administration	109,875	124,435	339,519	370,565
Depreciation and amortization	13,700	15,106	42,778	45,430
(Gain) loss on divestitures	(106)	5,176	(307)	5,176
Total Expenses	123,469	144,717	381,990	421,171
Income (Loss) from Operations	11,491	(614)	34,052	16,654
Interest expense	(3,448)	(4,324)	(10,649)	(22,781)
Interest income	53	3	60	7,647
Foreign currency transaction (loss) gain	—	(4)	32	113
Loss on early extinguishment of debt	—	(5,991)	(607)	(22,553)
Gain on disposition of equity securities	—	—	1,225	—
Income (Loss) from Continuing Operations before Income Taxes	8,096	(10,930)	24,113	(20,920)
Provision (benefit) for income taxes	3,058	(1,560)	9,159	(3,041)
Net Income (Loss) from Continuing Operations	5,038	(9,370)	14,954	(17,879)
Net Income from Discontinued Operations, Net of Tax	—	19,286	—	94,503
Net Income Attributable to Cash America International, Inc.	$5,038	$9,916	$14,954	$76,624
Earnings Per Share:
Basic Earnings Per Share
Net Income (Loss) from Continuing Operations	$0.19	$(0.32)	$0.54	$(0.62)
Net Income from Discontinued Operations	$—	$0.66	$—	$3.28
Net Income Attributable to Cash America International, Inc.	$0.19	$0.34	$0.54	$2.66
Diluted Earnings Per Share
Net Income (Loss) from Continuing Operations	$0.19	$(0.32)	$0.54	$(0.62)
Net Income from Discontinued Operations	$—	$0.66	$—	$3.22
Net Income Attributable to Cash America International, Inc.	$0.19	$0.34	$0.54	$2.61
Weighted average common shares outstanding:
Basic	26,539	29,186	27,511	28,808
Diluted	26,773	29,312	27,675	29,371
Dividends declared per common share	$0.050	$0.035	$0.150	$0.105

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
PAWN LOAN METRICS

The following tables outline certain data related to domestic pawn loan activities for the continuing operations of the Company as of and for the three and nine months ended September 30, 2015 and 2014 (dollars in thousands except where otherwise noted):

Domestic Pawn Loan Metrics:	As of September 30,
	2015	2014	$ Change	% Change
Ending pawn loan balances	$257,241	$264,612	$(7,371)	(2.8)%
Ending merchandise balance, net	$234,227	$215,263	$18,964	8.8%
	Three Months Ended September 30,
Domestic pawn operations	2015	2014(a)	$ Change	% Change
Pawn loan fees and service charges	$82,435	$84,081	$(1,646)	(2.0)%
Average pawn loan balance outstanding	$254,206	$263,509	$(9,303)	(3.5)%
Amount of pawn loans written and renewed	$267,441	$277,651	$(10,210)	(3.7)%
Average amount per pawn loan (in ones)	$127	$125	$2	1.6%
Annualized yield on pawn loans	128.7%	126.6%

(a) Excludes amounts related to the Company’s Mexico-based pawn operations, which were sold in August 2014. For the three months ended September 30, 2014, Mexico-based pawn operations had pawn loan fees and services charges of $1,232, an average pawn loan balance outstanding of $5,971, pawn loans written and renewed of $9,942, an average amount per pawn loan of $86 and an annualized yield on pawn loans of 134.5%.

	Nine Months Ended September 30,
Domestic pawn operations	2015	2014(a)	$ Change	% Change
Pawn loan fees and service charges	$236,647	$241,459	$(4,812)	(2.0)%
Average pawn loan balance outstanding	$239,168	$247,002	$(7,834)	(3.2)%
Amount of pawn loans written and renewed	$747,047	$781,437	$(34,390)	(4.4)%
Average amount per pawn loan (in ones)	$126	$124	$2	1.6%
Annualized yield on pawn loans	132.3%	130.7%

(a) Excludes amounts related to the Company’s Mexico-based pawn operations, which were sold in August 2014. For the nine months ended September 30, 2014, Mexico-based pawn operations had pawn loan fees and service charges of $5,031, an average pawn loan balance outstanding of $5,347, pawn loans written and renewed of $38,837, an average amount per pawn loan of $87, and an annualized yield on pawn loans of 144.9%.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
MERCHANDISE DISPOSITION, GROSS PROFIT AND INVENTORY OPERATING DATA

Profit from the disposition of merchandise represents the proceeds received from the disposition of merchandise in excess of the cost of disposed merchandise, which is generally the principal amount loaned on an item or the amount paid for purchased merchandise. The following table summarizes the proceeds from the disposition of merchandise and the related gross profit for domestic operations for the three and nine months ended September 30, 2015 and 2014 (dollars in thousands):

	Three Months Ended September 30,
	2015			2014(a)
Domestic pawn operations	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$114,374	$22,292	$136,666	$114,840	$36,559	$151,399
Gross profit on disposition	$36,791	$994	$37,785	$36,355	$3,828	$40,183
Gross profit margin	32.2%	4.5%	27.6%	31.7%	10.5%	26.5%
Percentage of total gross profit	97.4%	2.6%	100.0%	90.5%	9.5%	100.0%

(a) Excludes amounts related to the Company’s Mexico-based pawn operations, which were sold in August 2014. For the three months ended September 30, 2014, Mexico-based pawn operations had proceeds from disposition of $3,688, gross profit on disposition of $611, and gross profit margin of 16.6%.

	Nine Months Ended September 30,
	2015			2014(a)
Domestic pawn operations	Retail	Commercial	Total	Retail	Commercial	Total
Proceeds from disposition	$381,846	$65,736	$447,582	$366,792	$99,224	$466,016
Gross profit on disposition	$122,545	$8,212	$130,757	$122,486	$9,879	$132,365
Gross profit margin	32.1%	12.5%	29.2%	33.4%	10.0%	28.4%
Percentage of total gross profit	93.7%	6.3%	100.0%	92.5%	7.5%	100.0%

(a) Excludes amounts related to the Company’s Mexico-based pawn operations, which were sold in August 2014. For the nine months ended September 30, 2014, Mexico-based pawn operations had proceeds from disposition of $12,298, gross profit on disposition of $2,582, and gross profit margin of 21.0%.

The table below summarizes the age of merchandise held for disposition related to the Company’s domestic pawn lending operations as of September 30, 2015 and 2014, and December 31, 2014, respectively (dollars in thousands):

	As of September 30,
	2015		2014
Domestic pawn operations	Amount	%	Amount	%
Jewelry - held for one year or less	$132,533	55.9%	$115,625	53.1%
Other merchandise - held for one year or less	91,168	38.5%	91,058	41.9%
Total merchandise held for one year or less	223,701	94.4%	206,683	95.0%
Jewelry - held for more than one year	6,584	2.8%	2,532	1.2%
Other merchandise - held for more than one year	6,742	2.8%	8,448	3.8%
Total merchandise held for more than one year	13,326	5.6%	10,980	5.0%
Merchandise held for disposition, gross	$237,027	100.0%	$217,663	100.0%
Less: Inventory valuation allowance	$(2,800)		$(2,400)
Merchandise held for disposition, net of allowance	$234,227		$215,263

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN METRICS AND BALANCES

The following tables set forth interest and fees on consumer loans, loan loss provision and consumer loan fees, net of the loss provision, related to domestic consumer loan activities for the continuing operations of the Company for the three and nine months ended September 30, 2015 and 2014 (dollars in thousands except where otherwise noted):

	Three Months Ended September 30,
	2015			2014
	Short-term	Installment		Short-term	Installment
	loans	loans	Total	loans	loans	Total
Consumer loan fees	$13,432	$7,111	$20,543	$21,476	$3,355	$24,831
Less: consumer loan loss provision	3,743	3,606	7,349	6,645	1,969	8,614
Consumer loan fees, net loss provision	$9,689	$3,505	$13,194	$14,831	$1,386	$16,217
Year-over-year change - $	$(5,142)	$2,119	$(3,023)	$(3,233)	$(17)	$(3,250)
Year-over-year change - %	(34.7)%	152.9%	(18.6)%	(17.9)%	(1.2)%	(16.7)%
Consumer loan loss provision as a % of consumer loan fees	27.9%	50.7%	35.8%	30.9%	58.7%	34.7%

	Nine Months Ended September 30,
	2015			2014
	Short-term	Installment		Short-term	Installment
	loans	loans	Total	loans	loans	Total
Consumer loan fees	$43,857	$16,316	$60,173	$63,913	$10,577	$74,490
Less: consumer loan loss provision	8,575	7,974	16,549	18,041	6,020	24,061
Consumer loan fees, net loss provision	$35,282	$8,342	$43,624	$45,872	$4,557	$50,429
Year-over-year change - $	$(10,590)	$3,785	$(6,805)	$(9,506)	$(611)	$(10,117)
Year-over-year change - %	(23.1)%	83.1%	(13.5)%	(17.2)%	(11.8)%	(16.7)%
Consumer loan loss provision as a % of consumer loan fees	19.6%	48.9%	27.5%	28.2%	56.9%	32.3%

In addition to reporting consumer loans owned by the Company and consumer loans guaranteed by the Company, which are either GAAP items or disclosures required by GAAP, the Company has provided combined consumer loans, which is a non-GAAP measure.

Management believes these measures provide investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. The comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on the Company’s balance sheet since both revenue and the loss provision for loans are impacted by the aggregate amount of loans owned by the Company and those guaranteed by the Company as reflected in its financial statements.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN METRICS AND BALANCES

Management evaluates consumer loan loss rates for all of its consumer loan products to determine credit quality and evaluate trends. The following tables provide additional information related to each of the Company’s consumer loan products as of and for the three and nine months ended September 30, 2015 and 2014 (dollars in thousands):

	Three Months Ended September 30,
	2015			2014
	Short-term	Installment		Short-term	Installment
	loans	loans	Total	loans	loans	Total
Consumer loans written and renewed(a)
Company owned	$110,203	$1,636	$111,839	$164,835	$2,465	$167,300
Guaranteed by the Company(b)	7,021	20,040	27,061	16,678	6,904	23,582
Combined consumer loans written and renewed	$117,224	$21,676	$138,900	$181,513	$9,369	$190,882
	As of September 30,
	2015			2014
Ending consumer loan balances, gross
Company owned	$29,264	$4,608	$33,872	$42,978	$6,823	$49,801
Guaranteed by the Company(b)	1,503	10,823	12,326	3,728	8,108	11,836
Combined ending consumer loan balances, gross(d)	$30,767	$15,431	$46,198	$46,706	$14,931	$61,637
Allowance and liability for losses
Company owned	$2,038	$1,186	$3,224	$3,650	$1,620	$5,270
Guaranteed by the Company(b)	122	2,118	2,240	450	638	1,088
Combined allowance and liability for losses	$2,160	$3,304	$5,464	$4,100	$2,258	$6,358
Ending consumer loan balances, net
Company owned	$27,226	$3,422	$30,648	$39,328	$5,203	$44,531
Guaranteed by the Company(b)	1,381	8,705	10,086	3,278	7,470	10,748
Combined ending consumer loan balances, net(d)	$28,607	$12,127	$40,734	$42,606	$12,673	$55,279
Average amount outstanding per consumer loan (in ones)(a)(c)	$455	$1,138		$463	$1,550
Consumer loan ratios:
Allowance and liability for losses as a % of combined ending consumer loan balance, gross(d)	7.0%	21.4%	11.8%	8.8%	15.1%	10.3%

	Nine Months Ended September 30,
	2015			2014
	Short-term	Installment		Short-term	Installment
	loans	loans	Total	loans	loans	Total
Consumer loans written and renewed (a)
Company owned	$351,706	$4,585	$356,291	$481,561	$6,817	$488,378
Guaranteed by the Company (b)	21,889	57,826	79,715	51,922	18,103	70,025
Combined consumer loans written and renewed	$373,595	$62,411	$436,006	$533,483	$24,920	$558,403

(a) The disclosure regarding the amount of consumer loans written and renewed and the average amount per consumer loan is statistical data that is not included in the Company’s financial statements.

(b) The consumer loan balances guaranteed by the Company represent loans originated by third-party lenders through the CSO programs, so these balances are not recorded in the Company’s financial statements. However, the Company has established a liability for estimated losses in support of its guarantee of these loans, which is included in the Company’s consolidated balance sheets.

(c) The average amount outstanding per consumer loan is calculated as the total amount of combined consumer loans outstanding as of the end of the period divided by the total number of combined consumer loans outstanding as of the end of the period.

(d) Non-GAAP measure.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
LOCATION INFORMATION

Locations

The following table sets forth, as of September 30, 2015 and 2014, the number of Company-operated locations that offered pawn lending, consumer lending, and other services, in addition to franchised locations that offered check cashing services. The Company provides these services in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” “Cashland” and “Mr. Payroll.” The Company’s domestic pawn and consumer lending locations operated in 20 and 21 states in the United States as of September 30, 2015 and 2014, respectively. As of both September 30, 2015 and 2014, the franchised check cashing centers operated in 12 states.

	As of September 30,
	2015	2014
Company-operated locations offering:
Pawn lending only	550	406
Both pawn and consumer lending	253	420
Consumer lending only	22	37
Total Company-operated locations	825	863
Franchised check cashing	78	85
Total	903	948

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with GAAP, the Company has provided certain historical non-GAAP measures in the tables below, including (i) adjusted net income from continuing operations, adjusted diluted net income per share from continuing operations, adjusted earnings from continuing operations and adjusted earnings per share from continuing operations (collectively, the “Adjusted Earnings Measures”), and (ii) adjusted EBITDA, which the Company defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, loss on early extinguishment of debt, gain on disposition of equity securities and provision or benefit for income taxes. Management also provides estimated adjusted EBITDA, estimated adjusted earnings per share from continuing operations, and estimated free cash flow per share, which are non-GAAP measures. Management defines estimated free cash flow per share as estimated adjusted earnings per share from continuing operations excluding estimated depreciation and amortization, less estimated cash paid for capital expenditures.

Management believes that the presentation of these measures provides users of the financial statements with greater transparency and facilitates a more meaningful comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods. In addition, management believes this information provides a more in-depth and complete view of the Company’s financial performance, competitive position and prospects for the future and may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. Management also believes that non-GAAP measures are frequently used by investors to analyze operating performance, evaluate the Company’s ability to incur and service debt and its capacity for making capital investments, and to help assess the Company’s estimated enterprise value.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE

Management believes the non-GAAP measures included herein, including the adjustments shown, provide more meaningful information regarding the ongoing operating performance, provide more useful period-to-period comparisons of operating results, both internally and in relation to operating results of competitors, enhance analysts’ and investors’ understanding of the core operating results of the business and provide a more accurate indication of the Company’s ability to generate cash flows from operations.

For adjusted earnings from continuing operations and adjusted earnings per share from continuing operations, management excludes intangible asset amortization, non-cash equity-based compensation, convertible debt non-cash interest and issuance cost amortization, and foreign currency transaction gains or losses. In addition, management has determined that the adjustments to the Adjusted Earnings Measures and adjusted EBITDA, as applicable, included in the tables below are useful to analysts and investors in order to allow them to compare the Company’s financial results for the current quarter with the prior year quarter without the effect of the below items, which management believes are less frequent in nature:

  the expenses related to the Company’s reorganization to better align the corporate and operating cost structure with its remaining storefront operations after the Enova Spin-off (the “Reorganization”);
  the gain on disposition of equity securities;
  the loss on significant divestitures;
  the loss on early extinguishment of debt;
  the charges related to the closure of 36 locations in Texas in 2013 that offered consumer loans as their primary source of revenue (the “Texas Consumer Loan Store Closures”);
  the adjustments for a penalty paid to the Consumer Financial Protection Bureau (the “CFPB”) in connection with the issuance of a consent order by the CFPB in November 2013 (the “Regulatory Penalty”);
  charges related to a significant litigation settlement in 2013 (the “2013 Litigation Settlement”); and
  an adjustment made in 2013 (the “Ohio Adjustment for the Ohio Reimbursement Program”) to decrease the Company’s remaining liability following an assessment of the claims made under a voluntary program initiated in 2012 to reimburse Ohio customers in connection with certain legal collections proceedings initiated by the Company in Ohio.

Adjusted EBITDA is presented for the trailing twelve months ended September 30, 2015 and 2014. Therefore, certain adjusting items that occurred in the fourth quarters of 2014 and 2013 are presented in the adjusted EBITDA table.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of the Company’s GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, its financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

Adjusted Earnings and Adjusted Earnings Per Share

The following table provides a reconciliation for the three and nine months ended September 30, 2015 and 2014, between net income (loss) from continuing operations and diluted net income (loss) per share from continuing operations calculated in accordance with GAAP to the Adjusted Earnings Measures, which are shown net of tax (dollars in thousands, except per share data). Amounts for the three and nine months ended September 30, 2014 include the Company’s Mexico-based pawn operations, which were sold in August 2014.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2015		2014		2015		2014
		Per		Per		Per		Per
		Diluted		Diluted		Diluted		Diluted
	$	Share(a)	$	Share(b)	$	Share(a)	$	Share(b)
Net income (loss) and diluted net income (loss) per share from continuing operations	$5,038	$0.19	$(9,370)	$(0.32)	$14,954	$0.54	$(17,879)	$(0.62)
Adjustments (net of tax):
Loss on divestitures	—	—	6,444	0.22	—	—	6,444	0.22
Loss on early extinguishment of debt	—	—	3,774	0.13	382	0.02	14,208	0.49
Gain on disposition of equity securities	—	—	—	—	(790)	(0.03)	—	—
Reorganization	—	—	3,870	0.13	537	0.02	3,870	0.14
2013 Litigation Settlement	—	—	—	—	—	—	400	0.01
Adjusted net income and adjusted diluted net income per share from continuing operations	5,038	0.19	4,718	0.16	15,083	0.55	7,043	0.24
Other adjustments (net of tax):
Intangible asset amortization	1,026	0.04	1,040	0.03	3,083	0.11	3,112	0.11
Non-cash equity-based compensation	933	0.03	1,058	0.04	2,979	0.10	3,040	0.10
Convertible debt non-cash interest and issuance cost amortization	—	—	—	—	—	—	518	0.02
Foreign currency transaction loss (gain)	—	—	3	—	(20)	—	(71)	—
Adjusted earnings and adjusted earnings per share from continuing operations	$6,997	$0.26	$6,819	$0.23	$21,125	$0.76	$13,642	$0.47

(a) Diluted shares are calculated by giving effect to the potential dilution that could occur if securities or other contracts to issue common shares were exercised and converted into common shares during the period.

(b) Since a net loss exists for the three and nine months ended September 30, 2015, all potentially dilutive securities are anti-dilutive and are therefore excluded from the diluted per-share calculations.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE

The tables below outline the gross amounts, the impact of income taxes and the net amounts for each of the adjustments included in the previous table (dollars in thousands):

	Three Months Ended September 30,
	2015			2014
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Loss on divestitures	$—	$—	$—	$5,176	$(1,268)	$6,444
Reorganization	—	—	—	6,143	2,273	3,870
Loss on early extinguishment of debt	—	—	—	5,991	2,217	3,774
Total Adjustments	$—	$—	$—	$17,310	$3,222	$14,088

	Nine Months Ended September 30,
	2015			2014
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Loss on divestitures	$—	$—	$—	$5,176	$(1,268)	$6,444
Loss on early extinguishment of debt	607	225	382	22,553	8,345	14,208
Gain on disposition of equity securities	(1,225)	(435)	(790)	—	—	—
Reorganization	853	316	537	6,143	2,273	3,870
2013 Litigation Settlement	—	—	—	635	235	400
Total Adjustments	$235	$106	$129	$34,507	$9,585	$24,922

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

Adjusted EBITDA

The following table provides a reconciliation between net income (loss) from continuing operations, which is the nearest GAAP measure presented in the Company’s financial statements, to adjusted EBITDA from continuing operations (dollars in thousands):

	Trailing 12 Months Ended
	September 30,
	2015	2014
Net income (loss) from continuing operations	$22,446	$(10,571)
Provision for income taxes	14,241	3,609
Gain on disposition of equity securities	(1,225)	—
Loss on early extinguishment of debt	607	22,814
Foreign currency transaction gain	(32)	(72)
Interest expense, net	14,328	20,790
Depreciation and amortization expenses (a)	58,290	60,051
Adjustments:
Reorganization	2,248	6,143
Loss on divestitures	—	5,176
Texas Consumer Loan Store Closures	—	1,373
Regulatory Penalty	—	2,500
2013 Litigation Settlement	—	635
Ohio Adjustment for the Ohio Reimbursement Program	—	(5,000)
Adjusted EBITDA from continuing operations	$110,903	$107,448
Adjusted EBITDA margin from continuing operations calculated as follows:
Total revenue	$1,038,859	$1,076,299
Adjusted EBITDA	$110,903	$107,448
Adjusted EBITDA as a percentage of total revenue	10.7%	10.0%

(a) For the trailing 12 months ended September 30, 2014, excludes $0.2 million of depreciation and amortization expenses, which are included in the “Texas Consumer Loan Store Closures.”

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ADJUSTED EBITDA

The table below outlines the gross amounts, the impact of income taxes and the net amounts for each of the adjustments included in the previous table (dollars in thousands):

	Trailing 12 Months Ended September 30,
	2015			2014
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Reorganization	$2,248	$832	$1,416	$6,143	$2,273	$3,870
Loss on divestitures	—	—	—	5,176	(1,268)	6,444
Gain on disposition of equity securities	(1,225)	(435)	(790)	—	—	—
Loss on early extinguishment of debt	607	225	382	22,814	8,442	14,372
Texas Consumer Loan Store Closures	—	—	—	1,373	508	865
Regulatory Penalty	—	—	—	2,500	—	2,500
2013 Litigation Settlement	—	—	—	635	235	400
Ohio Adjustment for the Ohio Reimbursement Program	—	—	—	(5,000)	(1,791)	(3,209)
Total Adjustments	$1,630	$622	$1,008	$33,641	$8,399	$25,242

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ESTIMATED ADJUSTED EBITDA

The following tables reconcile estimated income before income taxes to estimated Adjusted EBITDA, a non-GAAP measure (dollars in thousands):

	Estimated Results (a)
	For Year Ended December 31,
	2015		2016
	Low	High	Low	High
	(Unaudited)
Estimated income before income taxes	$43,000	$48,000	$51,000	$59,000
Interest expense	14,000	14,000	16,000	16,000
Depreciation and amortization	56,000	58,000	57,000	57,000
Estimated Adjusted EBITDA	$113,000	$120,000	$124,000	$132,000

(a) As of the Company press release dated October 29, 2015.

CASH AMERICA INTERNATIONAL, INC. AND SUBSIDIARIES
NON-GAAP DISCLOSURE
ESTIMATED ADJUSTED EARNINGS PER SHARE AND ESTIMATED FREE CASH FLOW PER SHARE

The table below shows an estimated range of adjusted earnings per share from continuing operations, in addition to an estimated range of free cash flow per share. The financial measure of free cash flow per share has limitations as it does not represent the residual cash flow available for discretionary expenditures as certain components of the Company’s consolidated statement of cash flows are omitted. Therefore, estimated free cash flow per share should be evaluated in conjunction with the Company’s consolidated statement of cash flows.

A reconciliation is shown for the years ended December 31, 2015 and 2016, between estimated net income from continuing operations, which is the nearest GAAP measure presented in the Company’s financial statements, to estimated adjusted earnings per share and estimated free cash flow per share. For the per-share amounts shown for the year ended December 31, 2015, amounts are based on diluted weighted average common shares outstanding for the nine months ended September 30, 2015. For per-share amounts shown for the year ended December 31, 2016, amounts are based on an estimated number of diluted weighted average common shares outstanding for the year ended December 31, 2016.

	Estimated Results (a)
	For the year ended December 31,
	2015		2016
	Low	High	Low	High
	(Unaudited)
Estimated net income per share from continuing operations	$0.98	$1.04	$1.25	$1.45

Adjustments (net of tax):
Loss on early extinguishment of debt	0.02	0.02	—	—
Gain on disposition of equity securities	(0.03)	(0.03)	—	—
Reorganization	0.02	0.02	—	—
Estimated adjusted earnings per share from continuing operations	$0.99	$1.05	$1.25	$1.45
Depreciation and amortization expenses (b)	2.02	2.10	2.24	2.24
Capital expenditures (c)	(0.85)	(0.85)	(0.98)	(0.98)
Estimated free cash flow per share	$2.16	$2.30	$2.51	$2.71

(a) As of the Company press release dated October 29, 2015.

(b) Assumes approximately $56.0 million for the low estimate and $58.0 million for the high estimate of depreciation and amortization for the year ended December 31, 2015. Assumes approximately $57.0 million of depreciation and amortization for the year ended December 31, 2016.

(c) Assumes approximately $23.4 million and $25.0 million of capital expenditures for the years ended December 31, 2015 and 2016, respectively.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100